SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 17, 2002

                          AMERICAN UNITED GLOBAL, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                        0-19404                    95-4359228
(State or other           (Commission File Number)          (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)




                              11108 NE 106th PLACE
                           KIRKLAND, WASHINGTON 98033

          (Address of principal executive offices, including zip code)

                                ( 425-869-7410 )
              (Registrant's telephone number, including area code)

ITEM 1.           Changes in Control of Registrant

     On May 17, 2002, American United Global, Inc. ("AUGI") completed a bridge loan financing in the amount of $250,000 (the "Bridge Loan") from The Rubin Family Irrevocable Stock Trust (the "Trust"). In connection with the Bridge Loan AUGI issued a promissory note to the Trust in the principal amount of $250,000 (the "Note"). The Note matures on the earlier to occur of (i) AUGI's receipt of additional capital from any source, other than proceeds from the proposed rights offering, in excess of $1,000,000, or (ii) April 30, 2007 (either date the "Maturity Date"). The Note bears interest at a rate of 7.5% per year payable on the Maturity Date. A copy of the Note is attached hereto.

     As additional consideration for providing the Bridge Loan, AUGI will issue an aggregate of 1,500,000 restricted shares of common stock to the Trust. As a result, the Trust will own approximately 75% of the issued and outstanding shares of common stock of AUGI and will be AUGI's controlling and majority shareholder.

     SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                               AMERICAN UNITED GLOBAL, INC.



                                               By: /s/ David M. Barnes
                                               -----------------------
                                               David M. Barnes
                                               Chief Financial Officer



Dated: May 31, 2002